Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Stater Bros. Holdings Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	the Annual Report of the Company on Form 10-K for the year ended September 28, 2003, fully complies with the requirements of Section 13(a) and 15(b) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: December 19, 2003

/s/ Jack H. Brown

Jack H. Brown
Chairman of the Board, President,
and Chief Executive Officer
(Principal Executive Officer)
December 19, 2003

/s/ Phillip J. Smith

Phillip J. Smith
Senior Vice President, and
and Chief Financial Officer
(Principal Financial Officer)
December 19, 2003